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Stock Option Exchange Portal

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- Stock Option Exchange

Endologix Stock Option Exchange Program
Opens: 8/12/2019
Closes: 9/9/2019

Welcome to the Endologix Stock Option Exchange Portal. This website is designed to provide eligible employees with the ability to view and elect to exchange Eligible Stock Options for new stock options consistent with the terms of the Stock Option Exchange Program.

In the following pages of this site, you will find a listing of your Eligible Stock Options along with links to plan documents describing the Stock Option Exchange Program. It is important for each eligible employee to read all Stock Option Exchange Program documentation prior to making any decision to tender their Eligible Stock Options.

The Company is not making any recommendation as to whether you should or should not participate in the Stock Option Exchange Program. You should speak to your personal legal counsel, accountant or financial advisor for further advice.

Your decision to exchange Eligible Stock Options must be made prior to 11:59 p.m., Eastern Time, on September 9, 2019 when the offer expires.

LEARN MORE

Click on the following links to learn more about the program.

- Offer to Exchange Document
- Stock Option Exchange Program: Employee Information Presentation
- Offer FAQs

MAKING MY ELECTION

Follow the link to view your eligible stock options and make your election.

Eligible Stock Options

NEED HELP?

Contact: optionexchange@Endologix.com

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Stock Option Exchange

Indicate your election decision to tender your Eligible Stock Options listed below for an exchange of new stock options consistent with the terms of the Stock Option Exchange Program. If you are choosing to exchange an Eligible Stock Option for a new stock option, indicate "Yes" in the Election column for that option.

If you do not wish to tender one or more of your Eligible Stock Options for exchange, indicate "No" in the Election column. All records will default to "No" if a "Yes" choice has not been indicated.

You may not tender a portion of an Eligible Stock Option. You are not obligated to participate in the Stock Option Exchange Program.

Remember: Before making any decision, please read and review the Exchange Offer documents.

Documents

- Offer to Exchange Document
- Stock Option Exchange Program: Employee Information Presentation
- Offer FAQs

Option Number	Grant Date	Grant Type	Per Share Exercise Price	Eligible Stock Options	Exchange Ratio	Number of New Stock Options (if electing to exchange)	Election
	Nov-26-2012	ISO	135.2	140	4	35	○ Yes ○ No
	May-23-2013	ISO	139.9	33	4	9	○ Yes ○ No
	May-22-2014	ISO	131.7	76	4	19	○ Yes ○ No
	May-28-2015	ISO	165.9	76	5	16	○ Yes ○ No

Submit Elections

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Stock Option Exchange Portal

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Stock Option Exchange

Name:
Election Date/Time:

Your Endologix, Inc.'s Stock Option Exchange Program (the "Exchange Program") election has been recorded as follows:

Option Number	Grant Date	Grant Type	Per Share Exercise Price	Eligible Stock Options	Exchange Ratio	Number of New Stock Options (if electing to exchange)	Election
	Nov-26-2012	ISO	135.2	140	4	35	
	May-23-2013	ISO	139.9	33	4	9	
	May-22-2014	ISO	131.7	76	4	19	
	May-28-2015	ISO	165.9	76	5	16	

We strongly encourage you to print this confirmation and keep it for your records. A copy of this information will be sent to you via email.

If the above is not your intent, you may log back into the Stock Option Exchange Portal to change your election before 11:59 P.M., Eastern Time on September 9, 2019.

If you have questions about the Exchange Program or this confirmation notice, please contact optionexchange@endologix.com.

The Exchange Program is being made pursuant to the terms and conditions set forth in the Company's Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission that were sent to eligible option holders and are available free of charge at www.sec.gov or on the Stock Option Exchange Portal located at: https://endologix.compintelligence.com. You should read these written materials carefully because they contain important information about the Exchange Program, including risks related thereto.